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                                                                       EXHIBIT 2

                      FIRST COMMUNITY CAPITAL CORPORATION

                     VOTING AND STOCK RESTRICTION AGREEMENT
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                           (As Amended and Restated)


     THIS VOTING AND STOCK RESTRICTION AGREEMENT ("Agreement") is by and among those persons whose names appear on the signature pages hereof under the designation "Stockholders" (individually referred to as a "Stockholder" and collectively referred to as "Stockholders") and Linn C. Eignus, Robert A. Ferstl, Louis F. Goza, Nigel J. Harrison, Thomas R. Johnson, Kenneth A. Love, Richard L. Wagoner and Charles L. Whynot as voting representatives ("Voting Representatives"), with respect to certain shares of the capital stock, $0.01 par value, of First Community Capital Corporation ("Company").

     1.   Introduction.  Each Stockholder at present owns or holds, legally or
          -------------
beneficially, directly or indirectly, of record or otherwise, the number of issued and outstanding shares of capital stock of the Company specified beside his respective name on the signature pages of this Agreement. It is the intent and purpose of the Stockholders to join in this Agreement to make more effective their participation in the election of directors of the Company and in the resolution of issues submitted to a vote of all stockholders of the Company, and to attempt to secure continuity and stability of policy and management of the Company, and, to these ends, to unite the voting power of the capital stock subject to this Agreement and to vest such voting power in the Voting Representatives as hereinafter provided.

     All shares of capital stock of the Company owned or held, legally or beneficially, directly or indirectly, of record or otherwise, by each Stockholder and set forth beside his respective name on the signature pages of this Agreement shall be collectively referred to in this Agreement as the "Stock." Any additional shares of capital stock of the Company or other voting securities of the Company or any successor or resulting entity, including a bank holding company owning shares of the Company, which may be owned, held or acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by any Stockholder at any time during the term of this Agreement, including, without limitation, capital or voting securities acquired by purchase, gift, devise or incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation or other reorganization or like transaction, shall be included within the term "Stock" as used herein and shall be subject to this Agreement.

     2.   Consideration.  In order to accomplish the purposes set forth in
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Paragraph 1 and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each Stockholder, the Stockholders and Voting Representatives make this Agreement.

     3.   Joint Action.  During the term of this Agreement, all shares of the
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Stock shall be voted as a unit on all matters as to which the Stockholders shall be entitled to vote, pursuant to the following terms and conditions:
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          3.1. Rights of Voting Representatives.  Each Stockholder by execution
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of this Agreement irrevocably names, constitutes and appoints Linn C. Eignus,
Robert A. Ferstl, Louis F. Goza, Nigel J. Harrison, Thomas R. Johnson, Kenneth
A. Love, Richard L. Wagoner and Charles L. Whynot, or any of them, and their respective successor(s) or assign(s), the true and lawful attorneys, agents, proxies and Voting Representatives of the undersigned, each with full power of substitution, to vote all shares of Stock owned or held by such Stockholder subject to this Agreement at any and all regular and special meetings of stockholders of the Company whenever and wherever held during the term of this Agreement, or at any adjournment thereof, hereby ratifying and confirming all that the said attorneys, agents, proxies and Voting Representatives might do.
The proxies hereby granted are irrevocable and coupled with an interest. Each Stockholder hereby terminates, revokes and rescinds any and all proxies, rights, agreements or arrangements, written or verbal, previously entered into or given with respect to any shares of Stock owned or held by such Stockholder subject to this Agreement and relating to any such rights hereby vested in the Voting Representatives.

          The Voting Representatives shall have the right to vote the Stock at any meeting or on any issue with respect to which the Stockholders would otherwise have the right to vote the Stock, including, without limitation, proposals (i) to dissolve and/or liquidate the Company, (ii) to amend its Articles of Association or Bylaws, or (iii) to sell all or a major portion of its assets, or to merge or consolidate the Company. Each Stockholder by execution of this Agreement expressly authorizes the Voting Representatives to call special meetings of stockholders of the Company for any purpose or purposes which the Voting Representatives shall in their sole discretion deem necessary and appropriate. In voting the Stock, either in person or by their collective nominee or proxy, the Voting Representatives shall exercise their best judgment to select suitable directors for the Company, and shall otherwise take such action with respect to the management of the Company's affairs as they may deem necessary and in the best interests of the Company.

          The Stock shall be voted, and the actions required of the Voting Representatives by the terms of this Agreement shall be taken, in a manner determined by the concurrence of at least two-thirds of the Voting Representatives, who upon such concurrence shall have the authority to exercise all the rights and powers granted hereunder, which concurrence and exercise may be in person, by telephone, by written consent or by proxy, which written consent or proxy shall include telegraphic communications. In the event of a failure of the Voting Representatives to agree on the manner of voting the Stock, the Stock shall be voted in accordance with the desires of the holders of a majority of such Stock as determined at a meeting called for that purpose upon 10 days prior written notice. If the proxy granted pursuant to Paragraph 3.1 hereof is determined to be invalid for any reason, each Stockholder agrees to vote his Stock on any proposals submitted to a vote of stockholders in the same manner as at least two-thirds of the Voting Representatives vote their Stock with respect to such proposals or as otherwise directed by the Voting Representatives.

          3.2. Liability of Voting Representatives.  No Voting Representative
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shall be personally or otherwise liable with respect to any action taken or omitted to be taken under this Agreement, provided such commission or omission does not amount to willful misconduct on his part. The Stockholders agree, jointly and severally, to indemnify and hold the Voting Representatives and their successors or assigns harmless from any liability or cost resulting from any

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action or failure to act by the Voting Representatives pursuant to this
Agreement, provided such action or failure to act does not amount to willful misconduct.

          3.3. Resignation, Removal, Incapacity and Replacement of Voting
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Representatives.   Any Voting Representative may at any time resign by mailing
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to each other Voting Representative and each party to this Agreement a written resignation effective upon the date stated therein. If any vacancy in the position of Voting Representative shall occur by death, incapacity or resignation, the position shall be filled by the person then or theretofore designated in writing by the Voting Representative vacating such position. If a successor Voting Representative has not been so named within 10 days from the date such Voting Representative ceases to serve, then a successor shall be named by the written consent of a majority of the remaining Voting Representatives.
If the remaining Voting Representatives shall fail to name a successor Voting Representative within thirty (30) days from the date such position is vacated, a successor shall be named by the holders of at least 67% of the Stock, acting either by written consent delivered to the Voting Representatives or at a meeting convened for such purpose upon 10 days prior written notice. The holders of at least 67% of the Stock, acting either by written consent delivered to the Voting Representatives or at a meeting convened for such purpose upon 10 days prior written notice, shall be entitled to remove one or more of the Voting Representatives, with or without cause, and appoint a successor Voting Representative to fill any vacant position. Any successor Voting Representative named in accordance with this Agreement shall have all the rights, powers, privileges and authority granted to a Voting Representative under this Agreement and any amendment hereof or supplement hereto. Pending the selection of a successor Voting Representative, the remaining Voting Representative(s) shall have full power and authority to act pursuant to the terms of this Agreement.

          3.4. Compensation and Reimbursement of Expenses of Voting
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Representatives. The Voting Representatives shall serve hereunder without
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compensation.  The Voting Representatives shall have the right to incur and pay such expenses and charges and to employ and pay such agents, attorneys or other persons as they may deem necessary and proper for carrying out the terms of this Agreement. Such expenses or charges incurred by the Voting Representatives shall be paid by the Stockholders pro rata according to their respective ownership of the Stock within 10 days after receipt of written notice from the Voting Representatives. The Stockholders hereby authorize the Voting Representatives (i) to direct the Company to pay to the Voting Representatives all cash dividends respecting the Stock and (ii) to deduct from such dividends, pro rata, any amounts due the Voting Representatives as reimbursement for expenses incurred pursuant to this Agreement. Any portion of such cash dividends remaining after the deduction of such expenses shall be distributed pro rata to the respective Stockholders. Dividends paid to the Voting Representatives pursuant to this Paragraph 3.4 may not be used for any purpose other than for the payment or reimbursement of expenses properly incurred by the Voting Representatives in accordance with this Agreement. Nothing contained in this Agreement shall disqualify any Voting Representative from serving the Company as an officer or director, or in any other capacity, or from receiving compensation or reimbursement of expenses in any such capacity.

     4.   Addition and Release of Shares.  Stockholders of the Company not
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parties to this Agreement as of its effective date may join in this Agreement and subject all of their stock of the Company, or any successor entity, to the provisions hereof with the consent of a majority of the

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Voting Representatives then serving and by execution and delivery to the Voting
Representatives of a counterpart of this Agreement. Each such additional Stockholder by his signature to a counterpart of this Agreement shall become subject to all of the terms and conditions hereof as to the shares of stock of the Company made subject hereto.

     In the event that any Stockholder (including any Voting Representative in his capacity as a Stockholder) is at present a member of, or subsequently is elected to, the Board of Directors of the Company and unencumbered qualifying shares are required to serve in such capacity, if the Stockholder does not otherwise hold such unencumbered qualifying shares, a sufficient number of shares of Stock owned or held by such Stockholder shall, subject to the other provisions of this Agreement, be automatically released from this Agreement for the purpose of providing such Stockholder with the necessary qualifying shares of capital stock of the Company. At such time as any Stockholder for whose benefit shares have been released herefrom shall cease to serve on such Board of Directors requiring unencumbered qualifying shares, such released shares (including all shares of capital stock of the Company and other securities of the Company or any successor entity issued or exchanged with respect thereto) shall, at the written option of such Stockholder, be made subject to this Agreement and the certificates representing such shares shall be presented forthwith to the Voting Representatives for affixation of the legend then required by this Agreement or any amendment hereof.

     Notwithstanding anything contained in this Agreement to the contrary, at all times during the term of this Agreement, a minimum of 50.1% of the issued and outstanding voting capital stock of the Company shall be subject to this Agreement.

     5.   Restrictions on Sale or Other Disposition of the Stock.  During the
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term of this Agreement, the sale, assignment, transfer or other disposition by a
Stockholder of any shares of Stock shall be subject to the terms and conditions of Paragraphs 5, 6 and 7 of this Agreement.

          5.1. Permitted Transfers.  The transfer of title to or a beneficial
               --------------------
interest in shares of Stock resulting from any of the following events shall be permitted without compliance with the provisions of Paragraph 6 of this Agreement.

               5.1.1.    A transfer to another Stockholder or the Company;

               5.1.2. A transfer to the spouse of a Stockholder incident to divorce;

               5.1.3. A transfer to legatees, heirs or trustees of a testamentary trust of a Stockholder as a result of the death of the Stockholder;

               5.1.4. A transfer to a guardian of the estate of a Stockholder or to an executor or administrator of the estate of a deceased Stockholder incident to guardianship or probate proceedings involving the estate of the Stockholder;

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               5.1.5.    A transfer as a result of gift by a Stockholder to his
               spouse or any of his descendants or to a trustee of a trust for the primary benefit of such Stockholder, his spouse or any of his descendants;

               5.1.6. A transfer to the shareholders of any corporate Stockholder as a dividend or incident to liquidation or dissolution of such corporate Stockholder;

               5.1.7. A transfer to the partners of any partnership which is a Stockholder incident to any liquidation or distribution of such partnership;

               5.1.8. A transfer by a corporate Stockholder to another corporation incident to merger or consolidation (or similar transaction) of such corporation or incident to a sale or transfer by the corporate Stockholder of all or substantially all of its assets to such other corporation;

               5.1.9. A transfer as result of a gift of Stock as a charitable contribution; or

               5.1.10. A transfer as a result of a sale pursuant to Paragraph 7 of this Agreement;

provided, however, that each and every person or entity acquiring any shares of Stock incident to any permitted transfer specified in this Paragraph 5.1 (other than Paragraph 5.1.10) shall and must take and hold the shares of Stock subject to this Agreement and shall be deemed a "Stockholder" for the purposes of this Agreement; provided further that if the Company is the transferee of such Stock, the Company may cancel and retire such shares in its discretion.

          5.2. Pledges.  A Stockholder shall be permitted to pledge any shares
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of Stock owned or held subject to this Agreement to secure bona fide indebtedness of the Stockholder, provided that the rights of the party secured thereby are expressly made subject to the terms and provisions of this Agreement. Any sale or transfer of such shares incident to the pledge shall be subject to this Agreement and any person or entity acquiring such shares of Stock shall and must take and hold such shares subject to the terms and conditions of this Agreement and shall be deemed a "Stockholder" for the purposes of this Agreement.

          5.3. Expense Reimbursement.  If a Stockholder has not paid his pro
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rata share of any obligations pursuant to Paragraphs 3.2, 7.2 or 10.2 or any expenses or charges pursuant to Paragraph 3.4 hereof, such Stockholder shall not be entitled to transfer any Stock until such obligations, expenses and charges are paid or arrangements satisfactory to the Voting Representatives, in their sole discretion, are made for payment or satisfaction of such obligations, expenses and charges.

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     6.   Right of First Refusal.
          -----------------------
          6.1. If a Stockholder shall at any time or times (i) desire to sell any of his Stock to a specified purchaser or (ii) receive a bona fide, non-collusive offer from any person or entity for the purchase of any Stock owned or held by the Stockholder, which offer the Stockholder desires to accept (not including in either case transactions which are subject to Paragraph 7), such Stockholder shall first offer in writing to sell such Stock to the Company at the same price and upon the same terms and conditions at which the selling Stockholder intends to sell the Stock. If the consideration in the transaction is not cash, the Company shall have the right to exercise its option to acquire the Stock in accordance with the provisions of this Paragraph 6 by paying an amount in cash equal to the fair market value of the consideration proposed to be received by the selling Stockholder. The Company shall have 30 days following the giving of such notice within which to exercise, by written notice to the selling Stockholder, its option to acquire all or any part of the Stock proposed to be sold, and any such exercise shall be subject to compliance with any then applicable laws and regulations. Payment for such Stock shall be delivered to the Voting Representatives within 15 days after the end of the option period.

     If the Company fails to purchase all of the Stock offered for sale by the selling Stockholder in accordance with the provisions of this Paragraph 6, the selling Stockholder shall offer in writing to sell the remaining Stock to the other Stockholders who are parties to this Agreement, pro rata in accordance with the number of shares of Stock owned by the respective Stockholders (excluding the Stock owned by the selling Stockholder and/or acquired by the Company), and at the same price, and upon the same terms and conditions at which the selling Stockholder intends to sell the Stock. If the consideration in the transaction is not cash, the purchasers may exercise their option by paying cash equal to the fair market value of the proposed consideration. The other Stockholders shall have 30 days following the giving of such notice within which to exercise their option to acquire their pro rata portion of the Stock proposed to be sold. All Stock not purchased at the end of such 30-day period may be purchased by any Stockholder(s) for an additional period of 15 days; provided, however, that if more than one Stockholder desires to purchase the remaining Stock not purchased by the end of the 30-day period, each such Stockholder shall be entitled to purchase his proportionate part of the remaining shares in the same ratio which the number of shares of Stock then owned by the Stockholder bears to the total number of shares of Stock then owned by all such Stockholders desiring to purchase the remaining shares. The other Stockholders must exercise their option to acquire all (but not less than all) of the Stock offered by the selling Stockholder. Payment for such Stock must be delivered to the Voting Representatives no later than 10 days after the end of such 15-day period, who shall promptly deliver all payments to the selling Stockholder upon transfer of the Stock.

     At the end of the option periods, if the Company and/or any or all of the other Stockholders fail to consummate the purchase of all of the Stock offered for sale by the selling Stockholder in accordance with the provisions of this Paragraph 6, then none of the Stock shall be purchased by the Company or the other Stockholders, and the selling Stockholder shall, for a period of 60 days, be free to transfer or sell the Stock only to the originally specified purchaser or the person from whom the original offer was received and only for the same price and upon the same terms and conditions as were contained in such offer. Any Stock not sold within such 60-day period must be re-offered to the Company and the Stockholders in accordance with this Paragraph 6 in the event of any subsequent proposed sale.

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          6.2. Any transferee of Stock hereunder shall take such Stock subject to this Agreement, and by acceptance of the certificate(s) representing such Stock, shall be bound by this Agreement to the same extent as if such transferee were a party hereto and shall be deemed a "Stockholder" for the purposes of this Agreement; provided, however, that if the Company is the purchaser of such Stock, the Company may cancel and retire such shares in its discretion.

     7.   Sale of All or Part of the Stock Pursuant to a Bona Fide Offer.
          ---------------------------------------------------------------
          7.1. If the Voting Representatives shall receive a bona fide offer ("Offer") from any person or entity, including, but not by way of limitation, a Stockholder ("Offeror"), for the purchase for cash, promissory obligations or an exchange of securities in a transaction not requiring a vote of all stockholders of the Company (which term shall include any successor or resulting entity as provided in Paragraph 1), or a combination thereof, of more than 50% of the capital stock of the Company at the same price per share and on the same terms and conditions, the Voting Representatives shall call a meeting ("Meeting") of all Stockholders within 15 days for the purpose of determining whether to accept the Offer on behalf of all the Stockholders. A majority of shares of Stock then subject to this Agreement, represented in person or by proxy, shall constitute a quorum at the Meeting. Attendance by a Stockholder at the Meeting, whether in person or by proxy, shall constitute a waiver of any notice of the Meeting. The decision of the Stockholders owning at least a majority of the Stock then subject to this Agreement shall be binding on all of the Stockholders.

     If the holders of a majority of the Stock determine to accept the Offer, the Voting Representatives shall notify all the Stockholders of the decision, specifying the price per share and the terms and conditions of sale ("Sale Notice"). Each Stockholder shall (i) sell to the Offeror his respective shares of Stock for the price per share and on the terms and conditions specified in the Sale Notice or (ii) if a Stockholder does not desire to sell, at the sole option of the Offeror, subject the shares of Stock owned or held by him to a new voting agreement or other control device acceptable to the Offeror. If less than all the Stock subject to this Agreement is to be sold, each Stockholder shall sell to the purchaser his proportionate part of the shares to be sold in the same ratio which the number of shares of Stock owned by the Stockholder bears to the total number of shares of Stock then subject to this Agreement. If the Stockholders determine not to accept an Offer, the Voting Representatives shall, within 15 days of such determination, notify all Stockholders of such determination.

          7.2. In connection with any sale pursuant to Paragraph 7.1 hereof, each of the Stockholders hereby nominates, constitutes and appoints the Voting Representatives, or any of them, his true and lawful agents and attorneys-in-fact, for and on his behalf and in his name, place and stead (such agents and attorneys being herein called the "Agents") to: (i) deliver to the Offeror at the closing of the sale transaction certificates evidencing the number of shares of Stock to be transferred by each Stockholder to the Offeror; (ii) accept delivery from the Offeror at the closing of cashier's or certified checks, securities, promissory obligations or other consideration as payment for the Stock transferred to the Offeror, apply any funds received to indebtedness of the respective Stockholder which is secured by the Stock being transferred and forward any excess funds or other consideration received to such Stockholder or his designee; and (iii) do all things, and execute, deliver and

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complete all documents, necessary or proper, required, contemplated or deemed advisable by the Agents, and generally to act for and in the name of the Stockholders with respect to the transactions contemplated by this Paragraph 7, as fully as could the Stockholders if then present and acting either personally or by an authorized representative.

     Each of the Stockholders hereby agrees and acknowledges that he has granted the power of attorney herein contained in order to further the objectives set forth in this Agreement and to facilitate the closing of the transactions contemplated by this Paragraph 7, and each Stockholder therefore agrees that the power of attorney shall be deemed to be coupled with an interest, and further agrees that he will not take or permit to occur any action which might in any manner frustrate consummation of the transactions contemplated by this Paragraph 7. This power of attorney is not affected by subsequent disability or incapacity of the principal. Each of the Stockholders hereby ratifies and confirms all that the Agents may do on behalf of such Stockholder pursuant to this Paragraph 7 and agrees to indemnify and hold the Agents free and harmless for any action taken in good faith hereunder on behalf of such Stockholder.

     The Voting Representatives, by their execution of this Agreement, hereby accept their appointment as Agents as set forth in this Paragraph 7 and agree to act in accordance therewith in the manner provided.

          7.3. If the Stockholders determine to reject the Offer in accordance with the provisions of this Agreement, all of the Stock shall remain subject to the terms and conditions of this Agreement.

     8.   Assignment of Subscription Rights.  If any Stockholder elects not to
          ----------------------------------
exercise his right to subscribe to purchase capital stock or other securities of the Company which may be offered from time to time to all of the stockholders of the Company for subscription, such non-subscribing Stockholder will give notice of his intent not to exercise his subscription rights to the Voting Representatives at least 10 days prior to the expiration of such subscription rights. The Voting Representatives will notify the Stockholders other than the non-subscribing Stockholders of the number of subscription rights available. Each such Stockholder shall have the right to subscribe for his pro rata portion of the number of shares of capital stock or other securities available for subscription by virtue of such subscription rights by notifying the Voting Representatives in writing, within 5 days following the giving of notice by the Voting Representatives, of his desire to subscribe for such shares of capital stock or other securities, such written notice to be accompanied by the purchase price of such securities in the form of a bank cashier's check. Upon receipt of such written notice and purchase money, the Voting Representatives shall deliver the written subscription and purchase price to the Company, and direct the Company to issue such securities in the name of, and to deliver such securities to, the respective purchasing Stockholder. To the extent the Stockholders do not subscribe for their pro rata portion of the securities specified in the notice, the Voting Representatives may purchase such remaining securities or assign the subscription rights respecting such securities to any other person or entity at his discretion.

     Each and every person or entity acquiring any shares of capital stock having general voting powers by exercise of such subscription rights pursuant to this Paragraph 8 shall be deemed a

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"Stockholder" for purposes of this Agreement and such shares shall be included within the term "Stock" as used herein and shall be subject to this Agreement.

     9.   Deposit of Counterpart of Agreement.  A counterpart of this Agreement
          ------------------------------------
shall be deposited with the Company at its principal office and with any state or federal regulatory authority with which counterparts of this Agreement are required to be filed.

     10.  Legend on Certificates.
          -----------------------
          10.1.     Legend.  All certificates representing shares of Stock shall
                    -------
bear the following legend (with the blank appropriately completed):

          The shares represented by this certificate are subject to the provisions of a Voting and Stock Restriction Agreement dated as of June 29, 1995 (Agreement), a counterpart of which has been deposited with the Company at its principal office. The Company will furnish a copy of such Agreement to the holder of this certificate without charge upon written request to the Company at its principal office. The Agreement vests the voting rights with respect to the shares represented by this certificate in the designated Voting Representatives and contains restrictions on the transfer of such shares.

          10.2.     Responsibility to Affix Legend.  Within 10 days after the
                    -------------------------------
execution of this Agreement, unless a later date is specified in writing by the Voting Representatives, each Stockholder shall deliver to the Voting Representatives, or such other person as may be designated in a written notice to all Stockholders signed by any Voting Representative, all of the certificates representing his respective shares of Stock. The Voting Representatives or their designee shall affix the legend conspicuously on each certificate and promptly return the certificate(s) to the Stockholder. Certificates representing subsequently acquired shares of Stock subject to this Agreement, within 10 days after acquisition of the shares of Stock, shall be submitted in the same manner for affixing the legend. Each Stockholder shall make arrangements for affixation of the legend to any certificates representing any such shares of Stock which he does not have in his personal possession and therefore cannot deliver pursuant to this Paragraph 10.2, and the Company is hereby authorized to affix the legend to any such certificate presented to it for transfer or reissuance. Each Stockholder agrees to indemnify and hold the Voting Representatives and their successors and assigns and each other Stockholder harmless from any loss, damage or cost suffered by such persons as a result of the failure of such Stockholder to deliver, or cause to be delivered, certificates representing his Stock for legending in accordance with the provisions of this Paragraph 10.2. Certificates representing any shares of Stock released pursuant to this Agreement must be presented to the Voting Representatives or their designee for removal of the legend.

     11.  Term of Agreement.  The term of this Agreement is for a period of 10
          ------------------
years, commencing on the effective date of this Agreement and terminating at the expiration of 10 years from such date, but this Agreement (i) may be terminated earlier by the written agreement of the Stockholders owning not less than 67% of the Stock and (ii) shall terminate on the sale of all or part

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of the Stock pursuant to the provisions of Paragraph 7 or dissolution or liquidation of the Company or any successor entity.

     This Agreement shall be automatically renewed for an additional period of ten years unless the holders of 67% or more of the Stock give written notice to the Voting Representatives that they desire not to continue the Agreement. Such notice must be given at least 90 days prior to the end of the initial ten year term of this Agreement.

     12.  General.
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          12.1.     Notices.  Any notice pursuant to this Agreement shall be
                    --------
deemed given when received by the Voting Representatives or the Stockholder to whom it is directed, or when deposited in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the Stockholder at the address specified beside his name on the signature page of this Agreement or to the Voting Representatives at the address of the principal office of the Company. An address may be changed by (i) any Stockholder by written notice given to the Voting Representatives and (ii) the Voting Representatives by written notice given to each Stockholder in the manner provided in this Paragraph 12.1.

          12.2.     Effect of Agreement.  This Agreement shall be binding on and
                    --------------------
enforceable against each Stockholder, his heirs, administrators, executors, legal representatives and assigns, and on all subsequent owners of any shares of the Stock, who shall be deemed "Stockholders" within the meaning of and shall hold such shares subject to this Agreement. No other person(s) shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          12.3.     Separability.  If a court of competent jurisdiction shall
                    -------------
adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.

          12.4.     Amendment of Agreement.  This Agreement may be changed,
                    -----------------------
modified or amended by a written instrument signed by the holders of not less than 67% of the Stock. Any such amendment shall become effective as of the date specified in the written instrument or if no date is specified, on the date the Voting Representatives receive the written instrument containing the amendment from the Stockholders.

          12.5.     Execution of Other Instruments.  Each Stockholder shall
                    -------------------------------
execute and deliver such other agreements and instruments as the Voting Representatives from time to time may deem advisable or appropriate to effectuate the intent and purpose of this Agreement, including, but not by way of limitation, the execution and delivery of a supplemental or additional proxy or proxies to vote all of the Stock subject to this Agreement, but the delivery of such a proxy or proxies shall in no way affect the validity of the proxy granted pursuant to Paragraph 3.1.

          12.6.     Miscellaneous.
                    --------------

               12.6.1.   Paragraph and Subparagraph Headings.  The paragraph and
                         ------------------------------------
     subparagraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               12.6.2.   Numbers and Gender.  When required by the context, each
                         -------------------
     number (singular and plural) shall include all numbers and each gender shall include all genders.

               12.6.3.   Choice of Law.  This Agreement shall be governed by and
                         --------------
     construed in accordance with the laws of the State of Texas and, to the extent applicable, federal law.

          12.7.     Regulatory Approvals.  The effectiveness of this Agreement
                    ---------------------
is subject to receipt of all necessary state and federal regulatory approvals and authorizations and the expiration of any required waiting periods.

     THIS AGREEMENT is executed in multiple counterparts, any one or more of which may contain the signature of any party hereto. All of such counterparts taken together shall constitute a complete executed original of this Agreement, dated and effective as of June 29, 1995.

                                    VOTING REPRESENTATIVES


                                    /s/ Linn C. Eignus
                                    ------------------
                                    Linn C. Eignus

                                    /s/ Robert A. Ferstl
                                    --------------------
                                    Robert A. Ferstl

                                    /s/ Louis F. Goza
                                    -----------------
                                    Louis F. Goza

                                    /s/ Nigel J. Harrison
                                    ---------------------
                                    Nigel J. Harrison

                                    /s/ Thomas R. Johnson
                                    ---------------------
                                    Thomas R. Johnson

                                    /s/ Kenneth A. Love
                                    -------------------
                                    Kenneth A. Love

                                    /s/ Richard L. Wagoner
                                    ----------------------
                                    Richard L. Wagoner

                                    /s/ Charles L. Whynot
                                    ---------------------
                                    Charles L. Whynot


                                  STOCKHOLDERS
                                  ------------

                                                       Number of Shares of Stock
                                                            Subject to Agreement

______________________________                                     -------------
Signature of Stockholder

______________________________

______________________________
Please print name above

______________________________
Telephone Number(s)

______________________________
Address of Stockholder

______________________________
Social Security or I.R.S. Number


THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF _________ (S)

     This instrument was acknowledged before me on the _____ day of ______________, 1995, by _________________________________.


                                    ____________________________

                                    Name:_______________________

                                    Notary Public in and for
                                    the State of Texas

                                    My Commission Expires: _______________